EXHIBIT V

EIB Group

Reconciliation of the Consolidated Financial Statements of the EIB Group as at 31 December 2017 prepared in accordance with EU Accounting Directives and IFRS

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION
CONSOLIDATED BALANCE SHEET AS AT DECEMBER 31, 2017 (in EUR ’000)

	EU Accounting Directives			Adjustment	IFRS
ASSETS	31/12/2017			Ref.	31/12/2017
1. Cash in hand, balances with central banks and post office banks		162 483	0			162 483

2. Treasury bills and other bills eligible for refinancing with central banks		41 508 248	134 709	A.1		41 642 957

3. Loans and advances to credit institutions
a) repayable on demand	937 805		0		937 805
b) other loans and advances	33 898 199		- 8 883	B.2	33 889 316
c) loans	121 560 358		1 613 801	B.2	123 174 159
		156 396 362				158 001 280
4. Loans and advances to customers
a) other loans and advances	1 741 983		- 1 060	B.2	1 740 923
b) loans	313 620 389		20 478 143	B.2	334 098 532
c) impairment on loans and advances, net of reversals	- 465 507		55 850	F	- 409 657
		314 896 865				335 429 798
5. Debt securities including fixed-income securities
a) issued by public bodies	7 024 316		36 525	A.1	7 060 841
b) issued by other borrowers	8 647 411		57 145	A.1	8 704 556
		15 671 727				15 765 397

6. Shares and other variable-yield securities		5 035 790	2 209 361	A.2		7 245 151

7. Participating interests		263 453	- 263 453	A.3		0

8. Derivative assets		0	43 861 007	B.1		43 861 007

9. Property, furniture and equipment		265 338	0			265 338

10. Intangible assets		21 264	0			21 264

11. Other assets		162 310	- 7 679	B.1		154 631

12. Subscribed capital and reserves, called but not paid		25 983	- 259	E		25 724

13. Prepayments		16 596 171	- 16 513 344	A.1, B.1, B.2, B.3, B.4		82 827

TOTAL ASSETS		551 005 994				602 657 857

LIABILITIES AND EQUITY	31/12/2017			Ref.	31/12/2017
1. Amounts owed to credit institutions
a) repayable on demand	4 953 852		- 1 385	B.3	4 952 467
b) with agreed maturity dates or periods of notice	57 475		51	B.3	57 526
		5 011 327				5 009 993
2. Amounts owed to customers
a) repayable on demand	1 922 566		0		1 922 566
b) with agreed maturity dates or periods of notice	8 349		- 3	B.3	8 346
		1 930 915				1 930 912
3. Debts evidenced by certificates
a) debt securities in issue	435 730 418		37 758 592	B.4	473 489 010
b) others	13 854 945		2 683 701	B.4	16 538 646
		449 585 363				490 027 656

4. Derivatives liabilities		0	32 651 732	B.1		32 651 732

5. Other liabilities		854 828	875 650	B.1, B.2, D		1 730 478

6. Deferred income		20 531 793	- 20 351 478	A.1, B.1, B.2, B.3, B.4		180 315

7. Provisions
a) pension plans and health insurance scheme	2 766 138		2 799 703	C	5 565 841
b) provision for guarantees issued	23 460		0		23 460
		2 789 598				5 589 301

TOTAL LIABILITIES		480 703 824				537 120 387

8. Capital
a) subscribed	243 284 155		0		243 284 155
b) uncalled	- 221 585 020		0		- 221 585 020
		21 699 135				21 699 135
9. Consolidated reserves
a) reserve fund	24 328 415		0		24 328 415
b) additional reserves	10 312 322		- 6 862 754	A.1, A.2, A.3, B.1, B.2, B.3, B.4, C, D, E, F, G	3 449 568
c) fair value reserve	0		2 470 292	A.1, A.2, A.3	2 470 292
d) special activities reserve	7 504 091		0		7 504 091
e) general loan reserve	2 700 556		0		2 700 556

		44 845 384				40 452 922

10. Profit for the financial year		2 858 647	459 331	A.1 , A.2, A.3, B.1, B.2, B.3, B.4, C, D, E, F, G		3 317 978
Total equity attributable to the equity holders of the Bank						65 470 035
11. Non-controlling interests		899 004	- 831 569	D		67,435

TOTAL EQUITY		70 302 170				65 537 470

TOTAL LIABILITIES AND EQUITY		551 005 994				602 657 857

EIB GROUP - EU ACCOUNTING DIRECTIVES TO IFRS RECONCILIATION
Consolidated income statement for the period ended December 31, 2017 (in EUR ’000)

	EU Accounting Directives 2017			Adjustment Ref.	IFRS 2017
1. Interest and similar income		23 412 219	- 1 623	B.1, B.2, E		23 410 596

2. Interest expense and similar charges		- 20 121 596	- 15 474	B.1, B.3, B.4, C, D, E		- 20 137 070

3. Income from shares and other variable-yield securities		336 162	0			336 162

4. Fee and commission income		347 541	0			347 541

5. Fee and commission expense		- 112 257	0			- 112 257

6. Result on financial operations		- 2 955	516 855	A.1, A.2, A.3, B.1, B.2, B.3, B.4		513 900

7. Other operating income		11 038	0			11 038

8. Other operating expense		0	0			0

9. Change in impairment on loans and advances and provisions for guarantees, net of reversals		81 071	- 719	F		80 352

10. Change in impairment on transferable securities held as financial fixed assets, shares and other variable-yield securities, net of reversals		- 1 923	- 22 796	A.1, A.2, A.3		- 24 719

11. General administrative expenses
a) staff costs	- 771 360		- 39 499	C	- 810 859
b) other administrative costs	- 258 604		- 6 572	G	- 265 176
		- 1 029 964				- 1 076 035

12. Depreciation and amortisation: property, furniture and equipment, and intangible assets
a) property, furniture and equipment	- 31 810		0		- 31 810
b) intangible assets	- 7 388		0		- 7 388
		- 39 198				- 39 198

13. Profit/loss for the financial year		2 880 138				3 310 310
Attributable to:
Non-controlling interests		21 491	- 29 159	D		- 7 668

Equity holders of the Bank		2 858 647				3 317 978

Valuation and income recognition differences between IFRS and EU Accounting Directives

A                         Financial assets classified as available-for-sale

1                 Debt securities portfolio

Under EU Accounting Directives, debt securities portfolios are recorded at market value. The value adjustments are reported under “Net result on financial operations” in the profit and loss for the period in which they are made.

Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under IFRS, debt securities portfolios are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

Accrued interest and accrued discounts / premiums are reported on the balance sheet within the balance of the instrument to which they relate.

2                 Shares and other variable-yield securities

Under EU Accounting Directives, shares and other variable-yield securities are initially recorded at acquisition cost. Their carrying value is adjusted to the lower of cost or market value at subsequent measurement at the balance sheet date.

Under IFRS, shares and other variable-yield securities are carried at fair value with changes in fair value reflected directly in equity.

Impairment is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary. It is reported separately on the face of the income statement.

3                 Participating interests

Under EU Accounting Directive, “Participating interests” are accounted based on the equity accounting using methods consistent with EIB Group’s accounting policies.

Starting from 2017, under EU Accounting Directives, Participating interests were reclassified as follows: from “Shares and other variable-yield securities” to “Participating interests” and from “Net result on financial operations” to “Value (re-)adjustments in respect of transferable securities held as financial fixed assets, participating interests and shares in affiliated undertakings”.

B                         Financial assets and liabilities designated at fair value through profit or loss

1                                         Derivative assets and liabilities

a                                Treasury derivatives

Under EU Accounting Directives, derivative instruments in the Bank’s available for sale and trading portfolios are marked to market and recorded under “Other assets” or “Other liabilities”.

Issuance fees are not amortised and they are recorded under “Interest payable and similar charges”.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Under EU Accounting Directives, the amortisation of premium discount of FX swaps and FX forwards are recorded under “Interest payable and similar expense” and “Interest receivable and similar income”, while under IFRS it is under “Result on financial operations”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet as such and carried at their replacement values.

With the application of IFRS 13, Credit valuation adjustments (CVA), reflecting counterparty credit risk on derivative transactions, and Debit valuation adjustments (DVA), reflecting own credit risk on derivative transactions, are included in the fair valuations of derivatives.

Changes in fair values of derivatives are recognised in the income statement.

b                                Hedging derivatives

Under EU Accounting Directives, hedging derivative instruments are not recognised on the balance sheet. They are carried off balance sheet at nominal amount.

Interest accrued under derivative instruments is presented under “Prepayments and accrued income” and “Accruals and deferred income”.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related derivatives under “Interest payable and similar expense”.

Under IFRS, all derivative assets and liabilities are recognised on balance sheet and carried at their replacement values.

Issuance fees and redemption premiums or discounts are recognised in the income statement under “Result on financial operations”.

With the application of IFRS 13, Credit valuation adjustments (CVA), reflecting counterparty credit risk on derivative transactions, and Debit valuation adjustments (DVA), reflecting own credit risk on derivative transactions, are included in the fair valuations of derivatives.

Under IFRS, EIB has two transactions that meet the offsetting of financial assets and financial liabilities criteria.

Changes in fair values of derivatives are recognised in the income statement.

2                 Loans and advances

Under EU Accounting Directives, all loans and advances are carried at amortised cost. Accrued interest is recorded under balance sheet items “Prepayments and accrued income” or “Accruals and deferred income”.

Under EU Accounting Directives, the front-end fees on loans are amortised and recognised in the income statement under “Interest and similar income”.

Under IFRS certain loans are classified on initial recognition as “fair value loans” and valued at fair value through profit or loss. Accrued interest/accrued subsidy remuneration/up-front interest revenue/incoming payments unallocated from loans, are reported on the balance sheet within the balance of the asset to which it relates.

Under IFRS the front-end fees on loans are recognised under “Result on financial operations” in the income statement for the loans that are measured at fair value.

Under IFRS the front-end fees on loans are recognised in balance sheet under “Loans and advances to customers/credit institutions” for the loans that are treated at amortised cost.

Transitory accounts on loans are reclassified from other liabilities to the loan balance to which they relate.

Changes in fair values of loans are recognised in the income statement.

3                 Amounts owed to credit institutions and to customers

Under EU Accounting Directives, “Amounts owed to credit institutions/customers” are presented in the financial statements at their redemption amounts.

Under EU Accounting Directives, interest on amounts owed to credit institutions and customers is recorded in the profit and loss account on an accruals basis as “Interest payable and similar charges”. Accrued interest is included in “Accruals and deferred income” under liabilities.

Under IFRS, “Amounts owed to credit institutions/customers” are initially recorded at cost and are presented in the financial statements at amortised cost.

Under IFRS, interest on amounts owed to credit institutions and customers is recorded in the income statement as “Interest expense and similar charges” using the effective interest method.

4                 Borrowings

Under EU Accounting Directives, borrowings are recorded at amortised cost. Accrued interest is recorded under balance sheet item “Accruals and deferred income”.

Under IFRS, EIB applies the fair value option to a significant portion of its issued debt. Accrued interest is reported on the balance sheet within the balance of the debt instrument to which it relates.

Issuance fees and redemption premiums or discounts are amortised over the period to maturity of the related borrowings, unless those borrowings are measured at fair value, in which case the recognition in the income statement is under “Result on financial operations”.

With the application of IFRS 13, own credit adjustments (OCA), reflecting own credit risk on unquoted or illiquid borrowings hedged by swaps, is calculated.

Under IFRS, EIB has one transaction that meets the offsetting of financial assets and financial liabilities criteria.

Changes in fair values of borrowings are recognised in the income statement.

C                         Pension funds

Under EU Accounting Directives, a 10% corridor approach is adopted, whereby prior year cumulative actuarial surpluses or deficits in excess of 10% of the commitments for retirement benefits are recognised over the average remaining service lives of the plan’s participants.

Under IFRS, the Group applies IAS 19 revised for determining the income or expense related to its post-employment defined benefit plans.

Cumulative actuarial surpluses and deficits are recognised in full in “Other comprehensive income”. Net interest cost is recognised in the income statement under “Interest expense and similar charges”.

D                         Non-controlling interest adjustment

The Bank, the European Investment Fund (the EIF) and the EU MICROFINANCE PLATFORM FCP-FIS (the EUMPF) together are defined as the Group.

EIB granted a put option to the minority shareholders on their entire holding of one of its subsidiaries, the EIF.

Under EU Accounting Directives, this put option does not influence the accounting treatment of minority interest on consolidation.

Under IFRS, the put option results in the non-controlling interest balance being classified as liability rather than equity and being carried at fair value through profit or loss.

The non-controlling interest in the IFRS profit for the year is therefore included in the interest expense for the year. Fair value adjustment is reported under “Interest expense and similar charges”.

E                         Subscribed capital and reserves, called but not paid

Under EU Accounting Directives, the caption “Subscribed capital and reserves, called but not paid” contains net receivable from the new Member State, Croatia.

Under IFRS, the capital and reserves to be received are discounted using discounted cash flow method.

Discounted interest is reported under “Interest expense and similar charges” and its amortisation under “Interest and similar income”.

F                          Change in impairment on loans and advances and provisions for guarantees, net of reversals

Impairment loss is recognised in profit and loss and the amount of the loss is measured as the difference between the carrying value and the present value of estimated future cash flows discounted at the instrument’s original effective interest rate.

Impairment loss is recognised in the profit and loss for the year when negative changes in the fair valuation are other than temporary.

It is reported separately on the face of the consolidated income statement under the caption “Change in impairment on loans and advances and provisions for guarantees, net of reversals”.

Under IFRS, any impairment already recognised in the statutory accounts under EUGAAP for loans that are treated under the fair value option, is fully reversed.

G                        Other operating expense

This caption relates to fees and administrative charges in relation to the EUMPF only. Under EU Accounting Directives they are recorded under “General administrative expenses b) other administrative costs” under profit and loss.